Exhibit 99.1

March 13, 2018

Pulmatrix Reports 2017 Financial Results; Provides 2018 Outlook on Pulmonary Disease Pipeline

LEXINGTON, MA — Pulmatrix, Inc. (NASDAQ: PULM) today announces 2017 financial results, reviews the Company’s recent progress, and provides an outlook for its pulmonary disease development pipeline.

“The Company continues to advance its iSPERSE-based product candidates,” said Robert W. Clarke, Ph.D., chief executive officer of Pulmatrix. “We expect Phase 1b data in mid-2018 on Pulmazole targeting fungal infections for severe asthma and cystic fibrosis patients. We also expect non-clinical safety data on PUR1800 in the second half of 2018.”

Projected 2018 Milestones

Pulmazole

•	Single dose escalation phase of the first-in-human study for Pulmazole commenced in February 2018.
•	Phase 1/1b study results expected mid-2018.
•	Phase 2a study expected to begin in Q4-2018.

PUR1800

•	Complete CMC development work and 28-day GLP inhalation toxicology studies in preparation for Phase 2a anti-inflammatory efficacy study in 2019.

PUR0200

•	Pulmatrix expects that pre-agreed pharmaceutical development criteria will be achieved, which will trigger a technology access fee of $1 million payable by Vectura to Pulmatrix in the second half of 2018.

2018 YTD and 2017 Progress

Pulmatrix achieved several research, clinical and business milestones which reflect the Company’s progress. These milestones include the following:

2018

•	Dosed first patient in Phase 1b clinical study of Pulmazole.
•	Received authorization of its Clinical Trial Application from the UK Medicines and Healthcare Products Regulatory Agency to initiate its first-in-human study for Pulmazole.

2017

•	Received a second QIDP status for Pulmazole to treat fungal infections in the airways of allergic bronchopulmonary aspergillosis patients.
•	Received award from Cystic Fibrosis Foundation Therapeutics to support the development of its lead inhaled anti-fungal product candidate Pulmazole.
•	Partnered with Vectura Group plc to develop Pulmatrix’s drug candidate, PUR0200, for chronic obstructive pulmonary disease for the U.S. market.
•	Received qualified infectious disease product (QIDP) status for Pulmazole inhaled antifungal to treat fungal infections in the airways of cystic fibrosis patients.
•	Completed an agreement to in-license narrow spectrum kinase inhibitors from RespiVert Ltd., a wholly owned subsidiary of Janssen Biotech, Inc.

Financials

Pulmatrix ended 2017 with $3.6 million in cash and cash equivalents compared to $6.4 million as of September 30, 2017.

Revenue for 2017 was $0.3 million, compared to $0.8 million for 2016. The decrease was the result of the conclusion of the clinical study funded under our collaboration agreement with Mylan in 2016, partially offset by the revenue from the CFFT award in 2017.

Research and development expense was $10.2 million in both 2017 and 2016. General and administrative expense was $7.6 million for 2017, compared to $8.0 million for 2016. The decrease was primarily due to a decrease of $1.1 million in stock-based compensation expense, net of increases of $0.4 million in salary related expense and $0.3 million in patent and legal expense.

In 2016, the Company recorded a full write-off of the IPR&D acquired from our 2015 merger with Pulmatrix Operating Company, Inc. These non-cash charges did not have comparable charges in 2017.

There was no goodwill impairment charge in 2017 compared to $5.0 million in 2016.

Net loss for 2017 was $18.1 million compared to a net loss of $27.8 million in 2016. The decrease in net loss was primarily attributable to non-reoccurrence of the 2016 write-off of IPR&D and 2016 goodwill impairment.

About Pulmatrix

Pulmatrix is a clinical stage biopharmaceutical company developing innovative inhaled therapies to address serious pulmonary disease using its patented iSPERSE™ technology. The Company’s proprietary product pipeline is focused on advancing treatments for serious lung diseases, including Pulmazole (PUR1900), an inhaled anti-fungal for patients with ABPA, and PUR1800, a narrow spectrum kinase inhibitor for patients with obstructive lung diseases including asthma and COPD. In addition, Pulmatrix has partnered with Vectura Group plc to develop Pulmatrix’s drug candidate, PUR0200, for COPD for the U.S. market. Pulmatrix’s product candidates are based on iSPERSE™, its proprietary engineered dry powder delivery platform, which seeks to improve therapeutic delivery to the lungs by maximizing local concentrations and reducing systemic side effects to improve patient outcomes.

FORWARD-LOOKING STATEMENTS

Certain statements in this press release that are forward-looking and not statements of historical fact are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company cautions that such statements involve risks and uncertainties that may materially affect the Company’s results of operations. Such forward-looking statements are based on the beliefs of management as well as assumptions made by and information currently available to management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to the ability to establish that potential products are efficacious or safe in preclinical or clinical trials; the ability to establish or maintain collaborations on the development of therapeutic candidates; the ability to obtain appropriate or necessary governmental approvals to market potential products; the ability to obtain future funding for developmental products and working capital and to obtain such funding on commercially reasonable terms; the Company’s ability to manufacture product candidates on a commercial scale or in collaborations with third parties; changes in the size and nature of competitors; the ability to retain key executives and scientists; and the ability to secure and enforce legal rights related to the Company’s products, including patent protection. A discussion of these and other factors, including risks and uncertainties with respect to the Company, is set forth in the Company’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K filed by the Company with the Securities and Exchange Commission on March 13, 2018, as may be supplemented or amended by the Company’s Quarterly Reports on Form 10-Q. The Company disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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Financial Tables to Follow

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data)

	December 31,
	2017	2016
Assets
Current assets:
Cash and cash equivalents	$3,550	$4,182
Prepaid expenses and other current assets	696	577

Total current assets	4,246	4,759
Property and equipment, net	614	786
Long-term restricted cash	204	204
Goodwill	10,914	10,914

Total assets	$15,978	$16,663

Liabilities and stockholders’ equity
Current liabilities:
Loan payable, net of debt discount and issuance costs	3,221	2,586
Accounts payable	457	747
Accrued expenses	2,162	1,317

Total current liabilities	5,840	4,650
Loan payable, net of current portion, debt discount and issuance costs	—	3,217
Derivative liability	1	35

Total liabilities	5,841	7,902

Stockholders’ Equity:
Common stock, $0.0001 par value — 100,000,000 shares authorized at December 31, 2017 and December 31, 2016; 21,047,498 shares and 14,850,526 shares issued and outstanding, including vested restricted stock units of 0 and 99,308, at December 31, 2017 and December 31, 2016, respectively	2	1
Additional paid-in capital	184,137	164,706
Accumulated deficit	(174,002)	(155,946)

Total stockholders’ equity	10,137	8,761

Total liabilities and stockholders’ equity	$15,978	$16,663

CONDENSED CONSOLIDATED RESULTS OF OPERATIONS

(in thousands, except share and per share data)

	Years ended December 31,
	2017	2016
Revenues	$335	$835
Operating expenses
Research and development	10,243	10,152
General and administrative	7,567	8,015
Write off of intangibles	—	7,534

Total operating expenses	17,810	25,701

Loss from operations	(17,475)	(24,866)
Other income (expense)
Interest expense	(643)	(881)
Impairment of goodwill	—	(5,029)
Fair value adjustment of derivative liability	34	(24)
Other income (expense), net	28	(2)

Loss before income taxes	(18,056)	(30,802)
Benefit from income taxes	—	2,959

Net loss	$(18,056)	$(27,843)

Net loss per share attributable to common stockholders, basic and diluted	$(0.93)	$(1.88)

Weighted average shares used to compute basic and diluted net loss per share attributable to common stockholders	19,371,564	14,815,230

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Investor Contact
Robert Clarke, CEO	William Duke, CFO
(781) 357-2333	(781) 357-2333
rclarke@pulmatrix.com	wduke@pulmatrix.com